Exhibit 99.1

Vertex, Inc. Announces Pricing of Upsized $300 Million Convertible Senior Notes Offering

KING OF PRUSSIA, Pa. — April 23, 2024 — Vertex, Inc. (NASDAQ: VERX) (“Vertex”), a leading global provider of indirect tax solutions, today announced the pricing of $300 million aggregate principal amount of 0.750% convertible senior notes due 2029 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The size of the offering was increased from the previously announced $250 million aggregate principal amount of notes. In connection with the offering of the notes, Vertex granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $45 million aggregate principal amount of notes. The sale of the notes to the initial purchasers is expected to settle on April 26, 2024, subject to customary closing conditions.

The notes will be senior, unsecured obligations of Vertex and will bear interest at a rate of 0.750% per year, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2024. The notes will mature on May 1, 2029, unless earlier repurchased, redeemed or converted in accordance with their terms. Prior to November 1, 2028, the notes will be convertible only upon satisfaction of certain conditions and during certain periods. From and after November 1, 2028, the notes will be convertible at any time at the election of the holders of the notes until the close of business on the second scheduled trading day immediately preceding the maturity date.

Upon conversion, the notes may be settled in shares of Vertex’s Class A Common Stock, cash or a combination of cash and shares of Vertex’s Class A Common Stock, at Vertex’s option. Holders of the notes will have the right to require Vertex to repurchase all or a portion of their notes for cash at 100% of their principal amount, plus any accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date, upon the occurrence of a fundamental change (as defined in the indenture governing the notes), subject to a limited exception. The conversion rate will initially be 27.5315 shares of Vertex’s Class A Common Stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $36.32 per share of Vertex’s Class A Common Stock). The initial conversion price of the notes represents a premium of approximately 30% over the last reported sale price of Vertex’s Class A Common Stock on The NASDAQ Global Market of $27.94 per share on April 23, 2024. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

Vertex may not redeem the notes prior to May 5, 2027. On or after May 5, 2027 and on or before the 40th scheduled trading day immediately before the maturity date, Vertex may, at its option, redeem the notes for cash in whole or in part (subject to certain limitations) at any time, and from time to time, but only if the last reported sale price of Vertex’s Class A Common Stock exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Vertex provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Vertex provides notice of redemption. The redemption price will equal 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

Vertex estimates that the net proceeds from the offering will be approximately $290 million, after deducting the initial purchasers’ discount and estimated offering expenses payable by Vertex (assuming no exercise of the initial purchasers’ option to purchase additional notes). Vertex intends to use approximately $36.8 million of the net proceeds from this offering to fund the cost of the capped call transactions described below and the remainder for working capital or other general corporate purposes, which may include capital expenditures, potential acquisitions and strategic transactions. However, Vertex has not designated any specific uses and has no current agreements with respect to any acquisition or strategic transaction.

In connection with the pricing of the notes, Vertex entered into privately negotiated capped call transactions with certain of the initial purchasers of the notes and/or their respective affiliates [and/or other financial institutions] (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Vertex’s Class A Common Stock underlying the notes. If the initial purchasers of the notes exercise their option to purchase additional notes, Vertex intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below.

The cap price of the capped call transactions will initially be $55.88 per share of Vertex’s Class A Common Stock, which represents a premium of 100% over the last reported sale price of Vertex’s Class A Common Stock on The NASDAQ Global Market of $27.94 per share on April 23, 2024, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce the potential dilution to Vertex’s Class A Common Stock upon any conversion of the notes and/or to offset any cash payments Vertex is required to make in excess of the principal amount of the converted notes, as the case may be, upon any conversion of the notes. If, however, the market price per share of Vertex’s Class A Common Stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Vertex’s Class A Common Stock and/or enter into various derivative transactions with respect to Vertex’s Class A Common Stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Vertex’s Class A Common Stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Vertex’s Class A Common Stock and/or purchasing or selling shares of Vertex’s Class A Common Stock or other of Vertex’s securities in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and are likely to do so (x) during any observation period related to a conversion of the notes or following any redemption of the notes by Vertex or following any repurchase of the notes by Vertex in connection with any fundamental change and (y) following any repurchase of the notes by Vertex other than in connection with any such redemption or fundamental change if Vertex elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could also cause or avoid an increase or a decrease in the market price of Vertex’s Class A Common Stock or the notes, which could affect the ability of holders of the notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares of Vertex’s Class A Common Stock and value of the consideration that holders of notes will receive upon conversion of such notes.

The notes and the shares of Vertex’s Class A Common Stock potentially issuable upon conversion of the notes will be sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and the shares of Vertex’s Class A Common Stock potentially issuable upon conversion of the notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any notes or shares of Vertex’s Class A Common Stock, nor shall there be any offer, solicitation or sale of notes or such Class A Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Vertex, Inc.

Vertex, Inc. is a leading global provider of indirect tax solutions. The Company’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides solutions that can be tailored to specific industries for major lines of indirect tax, including sales and consumer use, value added and payroll. Headquartered in North America, and with offices in South America and Europe, Vertex employs over 1,500 professionals and serves companies across the globe.

Forward-Looking Statements

This press release contains forward-looking statements regarding the offering of the notes and the capped call transactions, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements made in this press release that are not statements of historical fact, including statements regarding whether Vertex will offer and issue the notes and the terms of the notes, the anticipated use of proceeds from the offering, Vertex’s expectations in respect of granting the initial purchasers an option to purchase additional notes and expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and/or their respective affiliates, are forward-looking statements and should be evaluated as such. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, risks related to the offering of the notes and the consummation of the capped call transactions, including that such transactions may not occur, and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Vertex’s other filings with the Securities and Exchange Commission (“SEC”). Copies of such filings may be obtained from the Company or the SEC.

All forward-looking statements reflect Vertex’s beliefs and assumptions only as of the date of this press release. Vertex undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

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Contact Information

Media: Rachel Litcofsky, Vertex, Inc., mediainquiries@vertexinc.com

Investor Relations: Joe Crivelli, Vertex, Inc., ir@vertexinc.com